EXHIBIT 11

EAGLE FINANCIIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)


                2002                 2001                 2000
                Shares               Shares               Shares
                Outstanding          Outstanding          Outstanding
               -------------        -------------        -------------

January           1,461,394            1,445,429            1,432,797
February          1,464,952            1,448,400            1,435,016
March             1,464,949            1,448,400            1,435,016
April             1,464,947            1,448,400            1,435,013
May               1,468,772            1,451,465            1,437,283
June              1,468,772            1,451,464            1,438,635
July              1,468,772            1,451,463            1,438,633
August            1,472,392            1,454,763            1,442,099
September         1,472,389            1,454,763            1,442,098
October           1,475,061            1,454,761            1,442,098
November          1,478,771            1,458,285            1,445,431
December          1,478,770            1,461,395            1,445,431
               -------------        -------------        -------------
                 17,639,941           17,428,988           17,269,550
                         12                   12                   12
------------   -------------        -------------        -------------
Weighted
Average
Shares
Outstanding       1,469,995            1,452,416            1,439,129
------------   -------------        -------------        -------------
Net Income     $  3,543,901         $  2,444,692            2,014,826
------------   -------------        -------------        -------------
Earnings Per
Share, Basic
and Assuming
Dilution       $      2.41          $       1.68                $1.40
------------   -------------        -------------        -------------

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